IMMEDIATE RELEASE
Wednesday, November 14, 2002

                      CALPROP REPORTS THIRD QUARTER RESULTS
            Company Reports $4,709,052 in Losses in the Third Quarter

MARINA DEL REY, CA, November 14, 2002 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, today reported that it has incurred net losses for the three month period and for the nine month period ended September 30, 2002.

         "For the three month period and nine month period ended September 30, 2002, Calprop recognized net losses, respectively, as the Northern California and Denver Metropolitan markets show signs of a weakening in housing sales. We closed 64 units this quarter, leaving our total units in backlog at 11 units, $4,275,000, down 79.0% from 59 units, $20,400,000 a year ago," said Victor
Zaccaglin, Calprop's chairman and chief executive officer.

         "We are presently building four different projects. Overall, we have seen a slow down in sales of our units in all our Northern California and Denver Metropolitan markets though Southern California remains steady. Given the present recessionary climate in two of our three markets, our focus remains to reduce overhead and debt. We believe, in this way, we can position ourselves to acquire those new projects we have in escrow in the Spring 2003," Zaccaglin said.

         For the third quarter, Calprop's revenues were $21.7 million, an increase of $2,878,306 or 15.2% from $18.9 million of revenues in the third quarter a year ago. Loss from development operations was ($947,806) for the third quarter, down $3,139,332 or 331.2% compared to the income from operations of $2,191,526 in the same quarter in the prior year. Net loss for the third quarter of 2002 was ($4,709,052) or ($0.46) per share on 10,254,005 weighted average shares and common stock equivalents, compared to a net loss of ($833,428) or ($0.08) per share on 10,285,284 weighted average shares and common stock equivalents, in the same quarter a year ago. The variation is the result of the recognition of an impairment of real estate under development in the amount of $1,231,948 to the Saddlerock project in Aurora, Colorado and $1,407,520 to Highridge Court in Thornton, Colorado. These impairments were incurred due to the slow pace of sales and the resultant increase in carrying costs, most significantly, financing costs.

         For the year-to-date period, revenues were $86.0 million, up 24.1% from $69.3 million in 2001. Loss from development operations was ($4,571,718) for the nine months ended September 30, 2002, down $9,171,151 or 200.6%, compared to income from development operations of $4,599,433 the same period in the prior year. The company reported a net loss of ($6,201,449) or ($0.61) per share on 10,254,005 weighted average shares and common stock equivalents, for the nine months ended September 30, 2002, compared with income of $2,234,824 or $0.21 per share on 10,441,222 weighted average shares and common stock equivalents, in the same period in 2001. The variation in results was driven mainly by the recognition of an impairment of real estate under development in the amount of $4,471,693 as previously described.

         Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as the Colorado Denver Metropolitan area. The company's common stock is traded on the OTCBB under the symbol CLPO.

                                - tables follow -

                               CALPROP CORPORATION
                                 Balance Sheets
                                   (Unaudited)

                                                                           September 30,             December 31,
                                                                                    2002                     2001
                                                                             (Unaudited)
                                                                        -----------------        -----------------
Assets:
Real estate development                                                       24,970,213               88,789,252
Rental property( net of accumulated depreciation of $48,750)                  10,721,144                       --
                                                                        -----------------        -----------------
     Total investment in real estate                                          35,691,357               88,789,252

Other assets:
  Cash and cash equivalents                                                    5,140,620                2,079,471
  Deferred tax asset                                                           6,535,343                6,535,343
  Other assets                                                                   803,995                  774,882
  Receivable from affiliates                                                       5,476                  788,752
                                                                        -----------------        -----------------
     Total other assets                                                       12,485,434               10,178,448
                                                                        -----------------        -----------------

     Total assets                                                             48,176,791               98,967,700
                                                                        =================        =================

Liabilities and Stockholders' Equity:
Trust deeds and notes payable                                                  20,289,651              51,990,779
Related party notes                                                            15,637,634              26,219,560
                                                                        ------------------       -----------------
     Total trust deeds and notes payable                                       35,927,285              78,210,339
Accounts payable and accrued liabilities                                        2,931,684               5,334,450
Warranty reserves                                                                 751,804                 670,115
                                                                        ------------------       -----------------
     Total liabilities                                                         39,610,773              84,214,904

Stockholders' equity:
  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding - 10,254,005
    at September 30, 2002 and December 31, 2001                                10,254,005              10,254,005
  Additional paid-in capital                                                   25,845,986              25,845,986
  Deferred compensation                                                          (51,000)                (51,000)
  Notes receivable from common stock sale                                       (522,508)               (537,179)
  Accumulated deficit                                                        (26,960,465)            (20,759,016)
                                                                        ------------------       -----------------
     Total stockholders' equity                                                 8,566,018              14,752,796
                                                                        ------------------       -----------------

                                                                        ------------------       -----------------
     Total liabilities and stockholders' equity                                48,176,791              98,967,700
                                                                        ==================       =================

                                    - more -

                               CALPROP CORPORATION
                            Statements of Operations
                                   (Unaudited)

                                                         Three Months Ended                Nine Months Ended
                                                            September 30,                    September 30,
                                                    ------------------------------   -------------------------------
                                                                                     -------------------------------
                                                        2002             2001             2002            2001
                                                    --------------   -------------   ---------------  --------------
Development operations:
  Real estate sales                                    21,678,306      18,880,000        86,028,975      69,309,686
  Cost of real estate sales                            22,626,112      16,688,474        86,129,000      62,692,165
                                                    --------------   -------------   ---------------  --------------
(Loss) income from development operation before
recognition of impairment of real estate                (947,806)       2,191,526         (100,025)       6,617,521
                                                    --------------   -------------   ---------------  --------------
  Recognition of impairment of real estate
  under development                                   (2,639,468)     (2,018,088)       (4,471,693)     (2,018,088)
                                                    --------------   -------------   ---------------  --------------
(Loss) income from development operations             (3,587,274)         173,438       (4,571,718)       4,599,433

Income from investment in real estate venture                  --              --           109,253              --

Other income
  Rental                                                   43,771              --            43,771              --
  Interest and miscellaneous                               63,004          73,412           315,303         144,031
  Management fee                                           10,931              --           218,113              --
                                                    ----------------------------------------------------------------
Total other income                                        117,706          73,412           577,187         144,031
                                                    ----------------------------------------------------------------

Other expenses:
   Rental operating                                       220,500              --           220,500              --
   General and administrative                             775,484         874,734         1,851,936       2,304,921
   Depreciation                                            47,532              --            47,532              --
   Interest                                               195,968              --           195,968              --
                                                    ----------------------------------------------------------------
Total other expenses                                    1,239,484         874,734         2,315,936       2,304,921
                                                    ----------------------------------------------------------------

Minority interests                                             --              --               235         (1,825)

Income (loss) before income tax expense               (4,709,052)        -627,884       (6,201,449)       2,440,368
Income tax expense                                             --         205,544                --         205,544
                                                    --------------   -------------   ---------------  --------------
Net income (loss)                                    ($4,709,052)      ($833,428)      ($6,201,449)      $2,234,824
                                                    ==============   =============   ===============  ==============

Basic net income (loss) per share                         ($0.46)         ($0.08)           ($0.61)           $0.22
                                                          =======         =======           =======           =====

Diluted net income (loss) per share                       ($0.46)         ($0.08)           ($0.61)           $0.21
                                                          =======         =======           =======           =====

Weighted average number of common
     shares and common stock equivalents
     for dilutive net income                           10,254,005      10,285,284        10,254,005      10,441,222

Units
      single family                                            64              46               233             190
                                                               --              --               ---             ---
total                                                          64              46               233             190

                                      # # #